
As filed with the Securities and Exchange Commission on July 21, 2006

Registration No. 333-115595

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARDINGE INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0470200 (I.R.S. Employer Identification Number)

One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Patrick Ervin
Hardinge Inc.
One Hardinge Drive
Elmira, New York 14902-1507
(607) 734-2281
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Philip Hunter, Esq.	David J. Murray, Esq.
Sayles & Evans	Richard C. Leska, Esq.
One West Church Street	Phillips Lytle LLP
Elmira, New York 14901	3400 HSBC Center
(607) 734-2271	Buffalo, New York 14203
Fax (607) 734-1754	(716) 847-8400
Fax (716) 852-6100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [    ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   [  X  ]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.01 par value per share.	$50,000,000	$6,335

__________________________
(1)	An indeterminate number of shares of common stock is being registered as may be issued at various times at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933. The registration fee was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in the prospectus is not complete and may be changed. We may not sell these common shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the common shares and we are not soliciting an offer to buy these common shares in any state where an offer is not permitted.

Subject to Completion, dated July 21, 2006

PROSPECTUS

HARDINGE INC.

Common Shares

          We may offer our common shares to the public from time to time. Our common shares trade on the Nasdaq Stock Market's National Market under the symbol "HDNG."

          This prospectus provides you with a general description of our common shares. Each time we sell common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" on page 1 before you make your investment decision.

          We will sell common shares to underwriters or broker-dealers, through agents, or directly to investors on a continuous or delayed basis. The prospectus supplement for each offering of shares will describe in detail the plan of distribution for that offering. This prospectus may not be used to offer or sell any common shares unless accompanied by a prospectus supplement.

          Investing in our common shares involves a high degree of risk. See the information under the heading "Risk Factors" in the applicable prospectus supplement before you make your investment decision.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common shares or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          This prospectus may not be used to sell our common shares unless it is accompanied by a prospectus supplement.

__________________________________

The date of this prospectus is         , 2006.


TABLE OF CONTENTS


ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, issue and sell to the public common shares in one or more offerings up to an aggregate dollar amount of $50,000,000. Each time we sell common shares under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the common shares will be offered. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement for an offering, you should rely on the information in that prospectus supplement.

          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and our common shares offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information" on this page.

          When acquiring any common shares discussed in this prospectus, you should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering our common shares in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

          Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Hardinge," "we," "us," "our," or similar references mean Hardinge Inc. together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.hardinge.com. Our web site is not part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the sale of all the common shares covered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any exhibit furnished under Item 9.01(c) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2005.

2.	Our Current Reports on Form 8-K filed with the SEC on February 21, 2006, March 24, 2006, May 8, 2006 and June 13, 2006.

3.	Our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2006.

4.	The description of our common stock contained in our Registration Statement on Form S-2 (SEC file No. 33-91644), filed with the SEC on May 11, 1995.

          Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement.


          We will provide to you, without charge, upon your written or oral request, a copy of any or all of the documents that we incorporate by reference, including exhibits. Please direct requests to: Charles R. Trego, Jr., Senior Vice President/CFO, Hardinge Inc., One Hardinge Drive, P.O. Box 1507, Elmira, NY 14902, telephone (607) 734-2281.

HARDINGE INC.

          We are a global manufacturer and distributor of high-precision computer controlled metal-cutting turning machines, grinding machines, vertical machining centers and accessories. Additionally, we provide our customers with a range of repair parts and support services related to the products that we sell. We believe that our recognized commitment to product quality, innovation and customer support have largely contributed to our leading position within our target market. Our customers include metalworking manufacturers as well as a wide range of end users within the aerospace, automotive and transportation, agriculture, construction, oil and gas and medical instrumentation industries.

          We have established a global presence and market our products to most of the industrialized markets of the world, including the United States, China, England, Germany, Switzerland, Austria, France and Canada. During 2005, we generated approximately 63% of our sales outside of the United States. We maintain manufacturing, sales, and support facilities located in Chemung County, New York, St. Gallen and Biel, Switzerland, Nan Tou City, Taiwan, and Shanghai, PRC. We also have sales and support facilities in Cleveland, Ohio, Exeter, England, Krefeld, Germany, and Bejing, Xian and Guangzho, PRC. We manufacture most of the products that we sell. In 2005, approximately 39%, 28% and 33% of the value of our manufactured products was assembled in the United States, Europe and Asia, respectively. Parts for our equipment are sourced from around the world.

          Our principal executive offices are located at One Hardinge Drive, Elmira, New York 14902-1507, and our telephone number is (607) 734-2281. Our website is www.hardinge.com.

RISK FACTORS

          Each prospectus supplement will contain a discussion of risks applicable to an investment in us and our common shares. Prior to making a decision about investing in our common shares, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. If any of the identified risks actually occur, our business could be harmed. In such case, the trading price of our common shares could decline, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

          This prospectus, any prospectus supplement and the documents we have incorporated by reference may contain forward-looking statements. Generally, these statements can be identified by the use of phrases like "believe," "expect," "anticipate," "plan," "may," "will," "could," "estimate," "potential," "opportunity," "future," "project" and similar terms. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those in the forward-looking statements. Factors that could cause or contribute to these differences include, among other things, the items set forth under the caption "Risk Factors" in the applicable prospectus supplement and the risks identified in subsequent filings with the SEC. We caution investors not to place undue reliance on our forward-looking statements. These statements speak only as of the date of the document in which they appear, and we undertake no obligation to update or revise the statements.

USE OF PROCEEDS

          Except as may be set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the common shares offered by this prospectus for general corporate purposes, which may include the repayment or reduction of indebtedness, acquisitions, capital expenditures and working capital requirements. Pending such uses, we plan to invest the net proceeds in marketable securities or apply the net proceeds to reduce indebtedness. If we intend to use the proceeds of any offering to repay outstanding indebtedness, we will provide details about the indebtedness that is being repaid in a prospectus supplement.


DESCRIPTION OF COMMON SHARES

          The following summary of the terms of our common shares does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" above for directions on obtaining these documents.

          Authorized and outstanding shares. We are authorized to issue up to 20,000,000 common shares and 2,000,000 preferred shares, each of which has a par value $.01 per share. At March 31, 2006, there were 8,830,955 common shares outstanding. At December 31, 2005, there were 193,750 restricted common shares outstanding, which were issued to officers and employees under the Company's 1996 and 2002 Incentive Stock Plans, but which had not yet vested. In addition, at December 31, 2005, we had outstanding options to purchase 184,288 common shares. These options were granted to officers, directors and employees under the Company's 1996 and 2002 Incentive Stock Plans. As of the date of this prospectus, we have not issued any preferred shares.

          Common shares. Subject to preferences that may apply to preferred shares outstanding at the time, the holders of outstanding common shares are entitled to receive dividends out of assets legally available for payment of dividends, as our board of directors may from time to time determine. Each shareholder is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Our common shares are not entitled to preemptive rights and are not subject to conversion or redemption. Each outstanding common share is fully paid and nonassessable. Our common shares are listed on the Nasdaq Global Select Market under the symbol "HDNG."

          Preferred shares. Our board of directors is authorized, without action by the shareholders, to fix the number of shares, to determine the designation of any series of the authorized preferred shares and to determine the relative rights, preferences and limitations granted to, or imposed upon, any unissued series of our preferred shares. The rights of holders of our common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that may be issued in the future.

          Transfer Agent and Registrar. Computershare Investor Services LLC is the transfer agent and registrar for our common shares.

ANTI-TAKEOVER EFFECTS OF NEW YORK LAW AND OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

          The following paragraphs summarize certain provisions of the New York Business Corporation Law, our certificate of incorporation and bylaws and other arrangements we have entered into that may have the effect of discouraging an acquisition of Hardinge. Please note that we allowed our Rights Agreement, dated May 16, 1995, with American Stock Trust and Transfer to expire in accordance with its terms on May 16, 2005. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the New York Business Corporation Law and our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to registration statements that we previously filed. Please refer to "Where You Can Find More Information" above for directions on obtaining these documents.

          Special Provisions of our Certificate of Incorporation and Bylaws Our certificate of incorporation and bylaws contain certain provisions that could make the acquisition of Hardinge by means of a tender offer, a proxy contest or otherwise difficult. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Hardinge to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging acquisition proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. The following description is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and bylaws, which are incorporated by reference in the Registration Statement of which this prospectus is a part:
.

Staggered Board of Directors. Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors, with each class constituting one-third of the total number of directors and with the classes serving staggered three-year terms. This classification of the directors has the effect of making it more difficult for shareholders, including those holding a

- 7 -


majority of our outstanding shares, to force an immediate change in the composition of our board of directors. Our board of directors believes that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies since a majority of the directors at any given time will have had prior experience as directors of Hardinge.

.

Removal of Directors and Filling of Vacancies Our certificate of incorporation provides that a member of our board of directors may be removed only for cause and upon the affirmative vote of the holders of 75% of the securities entitled to vote at an election of directors. Newly created directorships and board of director vacancies resulting from death, removal or other causes may be filled only by a majority vote of the then remaining directors. Accordingly, it will be more difficult for shareholders, including those holding a majority of our outstanding shares, to force an immediate change in the composition of our board of directors.

.

Supermajority Voting Provisions for Certain Business Combinations. Our certificate of incorporation requires the affirmative vote of (a) at least 75% of all of the securities entitled to vote and (b) at least 75% of other than Major Shareholders (defined as 10% beneficial holders) in order to effect certain mergers, sales of assets or other business combinations involving Hardinge. These provisions could have the effect of delaying, deferring or preventing a change of control of Hardinge.

          Discretion to Consider Non-Price Issues. Under Section 717 of the New York Business Corporation Law, or NYBCL, and under our certificate of incorporation, our board of directors may consider issues other than price in a proposed business combination. The non-price matters that our board of directors can consider may include, but are not limited to, social and economic effects of the transaction upon Hardinge, our shareholders, employees, customers, vendors, suppliers and other constituencies.

          Certain Potential Disadvantages of the Anti-Takeover Measures. The anti-takeover provisions described above may make more difficult and discourage an attempt to acquire control of Hardinge by a potential bidder who does not wish to negotiate with our board of directors or who is unable to reach an agreement with our board of directors. In such a situation, these provisions could discourage a transaction that a majority of our shareholders favor or in which shareholders could receive a significant premium over then-current market prices. Because these provisions could discourage or render more difficult a takeover attempt, there may be a reduced possibility of large temporary fluctuations in the market price of our common shares resulting from actual or rumored takeover attempts. Also, in situations such as unsolicited tender offers, the personal interest of members of management and our board of directors in retaining their salaries and positions may conflict with the interests of the shareholders in selling their shares at an attractive price. Anti-takeover measures of this type have generally been criticized as efforts of corporations' managements to entrench themselves without regard to the needs and desires of shareholders. Our management and our board of directors believe, however, that such potential conflicts of interest will not affect the proper exercise of their fiduciary duty to use their best judgment on behalf of Hardinge and our shareholders.

          Anti-takeover Legislation. Section 912 of the NYBCL provides in essence that in the event a person acquires 20% or more of the voting stock of a New York corporation, who is referred to in this prospectus as an "interested shareholder," the corporation and the interested shareholder, or any affiliated entity, may not engage in certain business combinations for a period of five years following the date the person became an interested shareholder unless the board of directors of such corporation approves such share acquisition or business combination before the interested shareholder acquires 20% or more of the corporation's voting stock. Business combinations for this purpose include, among other things,

.	A merger or consolidation,

.	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of

	.	the aggregate market value of the corporation's assets determined on a consolidated basis,
	.	the aggregate market value of the corporation's outstanding capital stock, or
	.	the earning power or net income of the corporation determined on a consolidated basis, and

.	Certain transactions that result in the issuance of capital stock of the corporation to the interested shareholder.

Under certain circumstances, Section 912 of the NYBCL makes it more difficult for an interested shareholder to effect various business combinations with a corporation for a five-year period.

          In addition, a shareholder dissatisfied with the form or amount of consideration received in a merger transaction may have statutory dissenters' rights under Section 910 of the NYBCL. A shareholder also could bring suit against members of our board of directors and any majority shareholder of Hardinge alleging breach of fiduciary duty. New York courts have held that a majority shareholder of a corporation involved in a merger with the corporation owes a fiduciary duty to the other shareholders.

PLAN OF DISTRIBUTION

          We may offer our common shares in one or more of the following ways from time to time:
.	To or through underwriters or dealers;

.	By ourself directly;

.	Through agents; or

.	Through a combination of any of these methods of sale.

          The prospectus supplement relating to the offering of our common shares will set forth the terms of such offering, including the following information:
.	The name or names of any underwriters, dealers or agents;

.	The purchase price and the proceeds to us from such sale;

.

Any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed eight percent (8%) of the gross proceeds of the offering;

.

Any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, which in the aggregate will not exceed eight percent (8%) of the gross proceeds of the offering;

.	The public offering price;

.	Any discounts or concessions to be allowed or reallowed or paid to dealers; and

.	Any securities exchanges on which our common shares may be listed.

          Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          We may grant underwriters who participate in the distribution of shares an option to purchase additional shares to cover overallotments, if any, in connection with the distribution. If underwriters are used in an offering of our common shares, such common shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common shares may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase our common shares unless specified conditions are satisfied.


          In connection with underwritten offerings of our common shares and in accordance with Regulation M under the Exchange Act and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of our common shares at levels above those that might otherwise prevail in the open market, including by overalloting, entering stabilizing bids, effecting short covering transactions or imposing penalty bids, each of which is described below.
.	An overallotment involves sales in excess of the offering size, which creates a short position.

.	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

.

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

.

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered common shares originally sold by the syndicate member are purchased in syndicate covering transactions.

          These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the market price of our common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be conducted on the Nasdaq National Market or otherwise.

          In connection with this offering, the underwriters may also engage in passive market making transactions in our common shares on the Nasdaq National Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

          These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

          If dealers are utilized in the sale of our common shares, we will sell such common shares to the dealers as principals. The dealers may then resell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

          Our common shares may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933. Any agent involved in the offer or sale of our common shares in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

          If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase common shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

          Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriting, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.


LEGAL MATTERS

          Phillips Lytle LLP, Buffalo, New York, will pass on the validity of the common shares offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements and schedule and management's assessment are incorporated herein by reference in reliance upon Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The expenses in connection with the common shares being registered are as follows:

Amount To Be Paid

	Registration fee	$6,335
	Printing and Engraving Expenses	*
	NASD Fee	5,500
	Legal fees and expenses	*
	Accounting fees and expenses	*
	Miscellaneous	*
______
	Total	$11,835 ======

*		To be provided by amendment or as an exhibit to a filing with the SEC pursuant to the Securities and Exchange Act of 1934.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Hardinge is incorporated under the New York Business Corporation Law, or NYBCL. Section 722 of the NYBCL generally permits a corporation to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred in an action or proceeding (other than an action by or in the right of a corporation, which is commonly referred to as a "derivative action"), if such directors or officers acted in good faith, for a purpose which they reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was wrongful. A similar standard is applicable in the case of derivative actions except that no indemnification is permitted in respect of (i) a threatened action, or a pending action which is settled or disposed of, or (ii) any claim, issue or matter as to which such officers or directors are adjudged to be liable to the corporation, unless and only to the extent a court determines that such officers or directors are fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper. Section 724 of the NYBCL requires indemnification in a civil action or proceeding if so ordered by a court.

          Article XI of Hardinge's bylaws provides indemnification of its directors and officers to the fullest extent permitted by the NYBCL. Hardinge's directors and officers also are covered by a conventional directors' and officers' insurance policy.

ITEM 16.	EXHIBITS

          The exhibits to the Registration Statement are listed in the Exhibit Index which appears on page II-4 of this Registration Statement and is hereby incorporated by reference.

ITEM 17.		UNDERTAKINGS

(a)	The undersigned hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of common shares offered (if the total dollar value of common shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the common shares offered therein, and the offering of such common shares at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the common shares being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430(B) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in any such document immediately prior to such effective date.

(c)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the common shares offered therein and the offering of such common shares at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmira, State of New York, on July 21, 2006.

HARDINGE INC. By: /s/ J. PATRICK ERVIN J. Patrick Ervin, Chairman, President and CEO

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ J. PATRICK ERVIN J. Patrick Ervin	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2006
Charles R. Trego*, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 21, 2006
Daniel J. Burke*	Director	July 21, 2006
Kyle H. Seymour*	Director	July 21, 2006
John J. Perrotti*	Director	July 21, 2006
Douglas A. Greenlee*	Director	July 21, 2006
J. Philip Hunter*	Secretary and Director	July 21, 2006
Mitchell I. Quain*	Director	July 21, 2006
* By: /s/ J. PATRICK ERVIN Attorney-in-fact


EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement.*

4.1	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

5.1	Opinion of Phillips Lytle LLP.**

23.1	Consent of Ernst & Young LLP.

23.4	Consent of Phillips Lytle LLP. Included in the opinion filed as Exhibit 5.1.**

24.1	Power of Attorney.**

*	To be filed by amendment or by Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.
**	Previously filed.